SCHEDULE OF OMITTED
                         ASSIGNMENT OF LEASES AND RENTS


The Company has also entered into an additional Assignment of Leases and Rents which is substantially identical to the following Assignment of Leases and Rents in all material respects except as to the company. Listed below are the material details in which such documents differ from the document filed as part of this exhibit.

                 Company
-------------------------------------------

CAX La Casa Blanca, L.L.C.

RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:
Lawrence C. Petrowski
Morrison & Hecker L.L.P.
2800 N. Central Avenue
Suite 1600
Phoenix, Arizona 85004-1007                                 PPM Loan No. 99-0087



                         ASSIGNMENT OF LEASES AND RENTS

         THIS ASSIGNMENT (this "Assignment") is made this 19 day of January, 2000, by and from CAX RANCHO MIRAGE, L.L.C., a Delaware limited liability company, having its principal place of business at 3410 South Galena Street, Suite 210, Denver, Colorado 80231 ("Assignor"), to and for the benefit of JACKSON NATIONAL LIFE INSURANCE COMPANY, a Michigan corporation, having offices at c/o PPM Finance, Inc., 225 West Wacker Drive, Suite 1200, Chicago, Illinois 60606 ("Assignee").

                                    RECITALS:

A. Assignor is the owner of certain real property located in Pinal County, State of Arizona, more particularly described in Exhibit A attached hereto ("Property").

B. Assignee has made a loan to Assignor pursuant to a loan agreement (the "Loan Agreement") of even date herewith. The Loan is evidenced by a promissory note ("Note") of even date herewith in the original principal amount of Six Million Two Hundred Seventy Thousand and No/100ths Dollars ($6,270,000.00) and secured by a Deed of Trust, Security Agreement and Financing Statement ("Deed of Trust") of even date herewith and recorded contemporaneously herewith. The obligations of Assignor under the Loan Agreement, the Note, the Deed of Trust and the other Loan Documents are referred to herein as the "Obligations".

C. Assignor is required as a condition to the making of the Loan to transfer and assign to Assignee absolutely and unconditionally, all of Assignor's right, title and interest in, to and under the Leases and Rents, defined in Section 1 below.

                                   AGREEMENT:

         NOW, THEREFORE, as an inducement for the making of the Loan, Assignor hereby represents, warrants, covenants and agrees as follows:

1. Definitions. As used herein, the following terms shall have the following meanings:

                  "Event of Default" means an Event of Default, as defined in the Loan Agreement.

                  "Leases" means all leases, subleases, rental contracts, occupancy agreements, licenses and other arrangements (in each case whether existing now or in the future) pursuant to which any person or entity occupies or has the right to occupy or use any portion of the Property, and includes (a) any supplement, modification, amendment, renewal or extension of any Lease and (b) any security or guaranty for any Lease.

                  "Lessees" means the lessees under the Leases or any subtenants or occupants of the Property.

                  "Rents" means all rents, issues, income, revenues, royalties, profits and other amounts now or in the future payable under any of the Leases, including those past due and unpaid.

Capitalized terms used in this Assignment and not otherwise defined are used as defined in the Loan Agreement.

2. Assignment. As security for the payment and performance of the Obligations, Assignor hereby absolutely and unconditionally transfers, sets over and assigns to Assignee all present and future right, title and interest of Assignor in, to and under the Leases and the Rents, together with all advance payments, security deposits and other amounts paid or payable to or deposited with Assignor under any of the Leases and all other rights and interests of Assignor under or in respect of any of the Leases. This Assignment is intended to be and is an absolute present assignment from Assignor to Assignee and not the mere passage of a security, interest or a provision of additional security, it being intended hereby to establish a complete and present transfer of all Leases and Rents with the right, but without the obligation, to collect all Rents.

3. License. Except as hereinafter set forth, Assignor shall have a license to collect the Rents accruing under the Leases as they become due ("License"), but not in advance, and to enforce the Leases. The License is revocable, at Assignee's option, in the event there occurs an Event of Default. Assignor covenants and agrees that in exercising its License it shall hold all Rents in trust and shall apply the same first to the payment of the reasonable expenses of owning, maintaining, repairing, operating and renting the Property and then to payment of the Obligations.

4. Bankruptcy of Lessee. In the event there is an Event of Default and if a Lessee under a Lease files or has filed against it any petition in bankruptcy or for reorganization or undertakes or is subject to similar action, Assignor shall provide to Assignee a copy of any written notice of such bankruptcy received by Assignor, and Assignee shall have the right to exercise the rights which would otherwise inure to the benefit of Assignor in such proceedings, including, without limitation, the right to seek "adequate protection" of its interests, to compel rejection of any Lease, and to seek such claims and awards as may be sought or granted in connection with the rejection of such Lease, provided that Assignee must first provide Assignor with written notice of its intent to exercise such rights within fifteen (15) days of Assignee's receipt of the notice of bankruptcy. Unless otherwise consented to by Assignee in writing, Assignee's exercise of any of the rights provided in this section shall preclude Assignor from the pursuit and benefit thereof without any further action or proceeding of any nature. Assignee, however, shall not be obligated to make timely filings of claims in any bankruptcy, reorganization or similar action, or to otherwise pursue creditor's rights therein.

5. Representations and Warranties. Assignor hereby represents and warrants to Assignee that: (a) Assignor is the absolute owner of the entire lessor's interest in each of the Leases, with absolute right and title to assign the Leases and the Rents; (b) the Leases are valid, enforceable and in full force and effect and have not been modified, amended or terminated, or any of the terms and conditions thereof waived, except as stated herein; (c) there are no outstanding assignments or pledges of the Leases or of the Rents and no other party has any right, title or interest in the Leases or the Rents; (d) there are no existing defaults or any state of facts which, with notice or lapse of time, or both, would constitute a default under the provisions of the Leases on the part of either party; (e) no Lessee has any defense, set-off or counterclaim against Assignor; (f) except as otherwise reflected in the Rent Roll (as defined in the Loan Agreement) each Lessee is in possession and paying rent and other charges under its Lease and as provided therein; (g) there are no unextinguished rent concessions, abatements and/or other amendments relating to the Lessees and/or the Leases, and no Lessee has any purchase option or first refusal right or any right or option for additional space with respect to the Property, except as reflected in the Rent Roll; (h) Assignor has not accepted prepayments of installments of rent or any other charges under any Lease for a period of more than one (1) month in advance; and (i) all work required to be performed by Assignor, as landlord, as of the date hereof under any Lease has been completed in accordance with the provisions of the Lease.

6. New Leases and Lease Terminations and Modifications. Except as expressly permitted in the Loan Agreement, Assignor shall not enter into, cancel, surrender or terminate, amend or modify any Lease, or make any subsequent assignment or pledge of a Lease, or consent to subordination of the interest of any Lessee in any Lease, without the prior written consent of Assignee. Any attempt to do so without the prior written consent of Assignee shall be null and void. Assignor shall not, without Assignee's prior written consent, (a) execute any other assignment or pledge of the Leases, of any interest therein, or of any Rents, or agree to a subordination of any Lease to any deed of trust or other encumbrance now or hereafter affecting the Property; or (b) permit a material alteration of or addition to the Property by any Lessee, unless the right to alter or enlarge is expressly reserved by Lessee in the Lease. Assignor hereby covenants not to accept rent under any Lease more than one month in advance of its due date.

7. Cancellation of Lease. In the event that any Lease permits cancellation thereof on payment of consideration and the privilege of cancellation is exercised, the payments made or to be made by reason thereof are hereby assigned to Assignee to be applied, at the election of Assignee, to the Obligations in whatever order Assignee shall choose in its discretion or to be held in trust by Assignee as further security, without interest, for the payment of the Obligations.

8. Assignor to Ensure Continued Performance under Leases. Assignor shall perform all of its covenants as Lessor under the Leases, and shall not permit any release of liability of any Lessee or any withholding of rent payments by any Lessee. Upon Assignee's request, or at any time notices of default for more than five Leases in any 30 day period have been sent, Assignor shall promptly deliver to Assignee copies of any and all notices of default Assignor has sent to any Lessee. Assignor shall enforce at Assignor's expense remedies available to Assignor under upon any Lease any Lessee's default in accordance with sound business practice. Assignor shall deliver to Assignee copies of all papers served in connection with any such enforcement proceedings and shall consult with Assignee, its agents and attorneys with respect to the conduct thereof;

provided that Assignor shall not enter into any settlement of any such proceeding without Assignee's prior written consent.

9.       Default of Assignor.

     9.1. Remedies. If an Event of Default occurs, Assignor's License to collect Rents shall immediately cease and terminate. Assignee shall thereupon be authorized at its option to enter and take possession of all or part of the Property, in person or by agent, employee or court appointed receiver, and to perform all acts necessary for the operation and maintenance of the Property in the same manner and to the same extent that Assignor might reasonably so act. In furtherance thereof, Assignee shall be authorized, but under no obligation, to collect the Rents arising from the Leases, and to enforce performance of any other terms of the Leases including, but not limited to, Assignor's rights to fix or modify rents, sue for possession of the leased premises, relet all or part of the leased premises, and collect all Rents under such new Leases. Assignor shall also pay to Assignee, promptly upon any Event of Default: (a) all rent prepayments and security or other deposits paid to Assignor pursuant to any Lease assigned hereunder; and (b) all charges for services or facilities or for escalations which have theretofore been paid pursuant to any such Lease to the extent allocable to any period from and after such Event of Default. Assignee will, after payment of all proper costs, charges and any damages including, without limitation, those payable pursuant to Section 10 hereof, apply the net amount of such Rents to the Obligations. Assignee shall have sole discretion as to the manner in which such Rents are to be applied, the reasonableness of the costs to which they are applied, and the items that will be credited thereby.

     9.2. Notice to Lessee. Assignor hereby irrevocably authorizes each Lessee, upon demand and notice from Assignee of the occurrence of an Event of Default, to pay all Rents under the Leases to Assignee. Assignor agrees that each Lessee shall have the right to rely upon any notice from Assignee directing such Lessee to pay all Rents to Assignee, without any obligation to inquire as to the actual existence of an Event of Default, notwithstanding any notice from or claim of Assignor to the contrary. Assignor shall have no claim against any Lessee for any Rents paid by Lessee to Assignee. At such time as no Event of Default exists, Assignee may give each Lessee written notice of such cure and, thereafter, until further notice from Assignee, each such Lessee shall pay the Rents to Assignor.

     9.3. Assignor's Possession After Default. Following the occurrence of an Event of Default, if Assignor is in possession of the Property and is not required to surrender such possession hereunder, Assignor shall pay monthly in advance to Assignee, on Assignee's entry into possession pursuant to Section 9.1 hereof, or to any receiver appointed to collect the Rents, the fair and reasonable value for the use and occupancy of the Property or such part thereof as may be in the possession of Assignor. Upon default in any such payment, Assignor shall forthwith vacate and surrender such possession to Assignee or such receiver and, in default thereof, Assignor may be evicted by summary or any other available proceedings or actions.

     9.4. Assignment of Defaulting Assignor's Interest in Lease. Assignee shall have the right to assign Assignor's right, title and interest in and to the Leases to any person acquiring title to the Property through foreclosure or otherwise. Such assignee shall not be liable to account to Assignor for the Rents thereafter accruing.

     9.5. No Waiver. Assignee's failure to avail itself of any of its rights under this Assignment for any period of time, or at any time or times, shall not constitute a waiver thereof. Assignee's rights and remedies hereunder are cumulative, and not in lieu of, but in addition to, any other rights and remedies Assignee has under the Loan Agreement, the Note, the Deed of Trust and any other Loan Documents. Assignee's rights and remedies hereunder may be exercised as often as Assignee deems expedient.

     9.6. Costs and Expenses. The cost and expenses (including any receiver's fees and fees) incurred by Assignee pursuant to the powers contained in this Assignment shall be immediately reimbursed by Assignor to Assignee on demand, shall be secured hereby and shall bear interest from the date incurred at the Default Rate. Assignee shall not be liable to account to Assignor for any action taken pursuant hereto, other than to account for any Rents actually received by Assignee.

10. Indemnification of Assignee. Assignor hereby agrees to indemnify, defend, protect and hold Assignee harmless from and against any and all liability, loss, cost, expense or damage (including reasonable attorney fees) that Assignee may or might incur under the Leases or by reason of this Assignment. Such indemnification shall also cover any and all claims and demands that may be asserted against Assignee under the Leases or this Assignment. Nothing in this section shall be construed to bind Assignee to the performance of any Lease provisions, or to otherwise impose any liability upon Assignee, including, without limitation, any liability under covenants of quiet enjoyment in the Leases in the event that any Lessee shall have been joined as party defendant in any action to foreclose the Deed of Trust and shall have been barred thereby of all right, title, interest, and equity of redemption in the Property. This Assignment imposes no liability upon Assignee for the operation and maintenance of the Property or for carrying out the terms of any Lease before Assignee has entered and taken possession of the Property. Any loss or liability incurred by Assignee by reason of actual entry and taking possession under any Lease or this Assignment or in the defense of any claims shall, at Assignee's request, be reimbursed by Assignor. Such reimbursement shall include interest at the Default Rate provided in the Note, costs, expenses and reasonable attorney fees. Assignee may, upon entry and taking of possession, collect the Rents and apply them to reimbursement for any such loss or liability. The provisions of this
Section 10 shall survive repayment of the Obligations and any termination or satisfaction of this Assignment.

11. Additions to, Changes in and Replacement of Obligations. Assignee may take security in addition to the security already given Assignee for the payment of the Obligations or release such other security, and may release any party primarily or secondarily liable on the Obligations, may grant or make extensions, renewals, modifications or indulgences with respect to the Obligations or the Deed of Trust and replacements thereof, which replacements of the Obligations or the Deed of Trust may be on the same terms as, or on terms different from, the present terms of the Obligations or the Deed of Trust, and may apply any other security held by it to the satisfaction of the Obligations, without prejudice to any of its rights hereunder.

12. Power of Attorney. In furtherance of the purposes of this Assignment, Assignor hereby appoints Assignee as Assignor's attorney-in-fact, with full authority in the place of Assignor, at the option of Assignee at any time after the occurrence and during the continuance of an Event of Default, and in the name of Assignor or Assignee, to (a) collect, demand and receive the Rents and other amounts payable under any Lease, (b) bring suit and take other action to enforce the Leases, (c) enforce, supplement, modify, amend, renew, extend, terminate and otherwise administer the Leases and deal with Lessees in relation to the Leases, (d) give notices, receipts, releases and satisfactions with respect to the Leases and the Rents and other amounts payable under any Lease, and (e) take such other action as Assignee may reasonably deem necessary or advisable in connection with the exercise of any right or remedy or any other action taken by Assignee under this Assignment.

13. No Mortgagee in Possession; No Other Liability. The acceptance by Assignee of this Assignment, with all of the rights, power, privileges and authority so created, shall not, prior to entry upon and taking of possession of the Property by Assignee, be deemed or construed to: (a) constitute Assignee as a mortgagee in possession nor thereafter or at any time or in any event obligate Assignee to appear in or defend any action or proceeding relating to the Leases or to the Property; (b) require Assignee to take any action hereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Leases; or (c) require Assignee to assume any obligation or responsibility for any security deposits or other deposits delivered to Assignor by Lessees and not assigned and delivered to Assignee. Assignee shall not be liable in any way for any injury or damage to person or property sustained by any person in or about the Property.

14. Termination of Assignment. When Assignor pays Assignee the full amount of the Obligations, and such payment is evidenced by a recorded satisfaction or release of the Deed of Trust, this Assignment shall terminate.

15.      Miscellaneous.

     15.1. Severability. If any term of this Assignment or the application hereof to any person or set of circumstances, shall to any extent be invalid or unenforceable, the remainder of this Assignment, or the application of such provision or part thereof to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Assignment shall be valid and enforceable to the fullest extent consistent with applicable law.

     15.2. Captions. The captions or headings at the beginning of each section hereof are for the convenience of the parties only and are not part of this Assignment.

     15.3. Counterparts. This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall be construed together and shall constitute one instrument. It shall not be necessary in making proof of this Assignment to produce or account for more than one such counterpart.

     15.4. Notices. All notices or other written communications hereunder shall be given in the manner set forth in the Loan Agreement.

     15.5. Modification. No amendment, modification or cancellation of this Assignment or any part hereof shall be enforceable without Assignee's prior written consent.

     15.6. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the state in which the Property is located.

     15.7. Successors and Assigns; Gender. The terms, covenants, conditions and warranties contained herein and the powers granted hereby shall run with the land, shall inure to the benefit of and bind all parties hereto and their respective heirs, executors, administrators, successors and assigns, and all subsequent owners of the Property, and all subsequent holders of the Note and the Deed of Trust, subject in all events to the provisions of the Deed of Trust and the Loan Agreement regarding transfers of the Property by Assignor. In this Assignment, whenever the context so requires, the masculine gender shall include the feminine and/or neuter and the singular number shall include the plural and conversely in each case. If there is more than one party constituting Assignor, all obligations of each Assignor hereunder shall be joint and several.

     15.8. Expenses. Assignor shall pay on demand all costs and expenses incurred by Assignee in connection with the review of Leases, including reasonable fees and expenses of Assignee's outside counsel.

16. Limitation on Personal Liability. Reference is hereby made to the portion of the Note entitled "Limitation on Personal Liability" which provision is hereby incorporated herein by reference to the same extent as if it were set forth herein.

17. WAIVER OF TRIAL BY JURY. ASSIGNOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM FILED BY EITHER PARTY, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS ASSIGNMENT, OR ANY ACTS OR OMISSIONS OF ASSIGNEE IN CONNECTION THEREWITH.

         IN WITNESS WHEREOF, Assignor has caused this Assignment to be duly executed as of the day and year first above written.

                                   ASSIGNOR:

                                   CAX RANCHO MIRAGE, L.L.C.,
                                   a Delaware limited liability company


                                   By:  Commercial Assets, Inc.,
                                        a Delaware corporation, its Sole Member

                                        By:      /s/David M. Becker
                                            -----------------------------
                                             David M. Becker
                                             Chief Financial Officer


STATE OF COLORADO          )
                           ) ss.
COUNTY OF DENVER           )

         The foregoing instrument was acknowledged before me this 19th day of January, 2000 by David M. Becker, as the Chief Financial Officer of Commercial Assets, Inc., a Delaware corporation, the Sole Member of CAX RANCHO MIRAGE, L.L.C., a Delaware limited liability company.

                                         /s/Lorri J. Owen
                                  --------------------------------
                                  Notary Public in and for said County and State

My Commission Expires:

         7/2/2001